Exhibit 1

               Consent of Morgan Grenfell Asset Management Limited


         The undersigned agrees that the Schedule 13G executed by Deutsche Bank AG to which this statement is attached as an exhibit is filed on behalf of Deutsche Bank AG and Morgan Grenfell Asset Management Limited pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.

Dated:  May 28, 1998



                                     MORGAN GRENFELL ASSET MANAGEMENT LIMITED



                                     By:/s/William Slattery
                                        ---------------------------------------
                                        Name:   William Slattery
                                        Title:  Head of Business Risk Management